Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-135117 and 333-148315) of VeraSun Energy Corporation of our reports dated March 11, 2008 relating to our audits of consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of VeraSun Energy Corporation for the year ended December 31, 2007 and are incorporated by reference in this Current Report on Form 8-K.

In addition, we consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-135117 and 333-148315) of VeraSun Energy Corporation of our reports dated March 14, 2008 related to our audits of US BioEnergy Corporation’s consolidated financial statements and internal controls over financial reporting, which appear in the Current Report on Form 8-K/A of VeraSun Energy Corporation filed on April 11, 2008 and are incorporated by reference in this Current Report on Form 8-K.

Sioux Falls, South Dakota

August 13, 2008